UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2005

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ICO, INC.
(Exact name of registrant as specified in its charter) acquisition

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On May 25, 2005, the Compensation Committee (“Committee”) of the Board of Directors of ICO, Inc. (the “Company”) granted the following stock options pursuant to the terms of the Company’s 1996 Employee Stock Option Plan: (i) to Steve Barkmann (President, Bayshore Industrial), options to purchase 50,000 shares of ICO, Inc. common stock (“Shares”); (ii) to Derek R. Bristow (President, ICO Europe), options to purchase 30,000 Shares; and (iii) to Dario Masutti (President, ICO Courtenay-Australasia), options to purchase 20,000 Shares. Each of the above-referenced options vest as follows: 20% vest immediately, and 20% vest on each of the first, second, third, and fourth anniversaries of the date of grant. The exercise price for all of the referenced options is the fair market value of the Shares (as defined in the plan) on the date of grant, which was $2.45 per share.

On May 25, 2005, the Committee also approved extending the term of certain stock option agreements, representing options to purchase an aggregate of 180,000 Shares (at various exercise prices ranging from $2.70 to $4.00 per share), previously entered into with Christopher N. O’Sullivan, the Chairman of the Company’s Board of Directors. The referenced option agreements were entered into by Mr. O’Sullivan on June 21, 2001, pursuant to the Company’s 1995, 1996, and 1998 Employee Stock Option Plans. All of the referenced options were scheduled to expire on the earlier of June 21, 2006 or three months after Mr. O’Sullivan’s employment terminates. Pursuant to an amendment to his employment agreement dated May 10, 2005 (and filed as Exhibit 10.3 to the Company’s Form 10-Q filed on May 12, 2005), effective June 1, 2005, Mr. O’Sullivan’s employment with the Company terminates, although he shall continue to serve as Chairman of Board. As a result of the amendment to the referenced stock option agreements, the subject options to purchase an aggregate of 180,000 Shares are now scheduled to expire on the earlier of June 21, 2006 or three months after Mr. Sullivan ceases to serve as a director on the Company’s Board of Directors. There were no other changes to the terms and conditions of the referenced stock option agreements.

ITEM 8.01  Other Events

On May 14, 2005, the Company entered into a Separation Agreement and Release (“Separation Agreement”) with David J. Phillips, who had served as the Company’s President, ICO Americas. Mr. Phillips relinquished his position as President, ICO Americas on May 13, 2005. Pursuant to and/or in connection with entering the Separation Agreement, the Company agreed to pay Mr. Phillips a one-time payment of $20,000, to pay nine months of Mr. Phillips’ premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and to enter into a Consulting Services Agreement, pursuant to which Mr. Phillips continues to perform business development and other services on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: June 1, 2005	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer